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                                                                   EXHIBIT 10.12
                                AMENDMENT NO. 2
                                       TO
               CIPRICO, INC. 1992 NONQUALIFIED STOCK OPTION PLAN

         This Amendment No. 2 to the Ciprico, Inc. 1992 Nonqualified Stock Option Plan (the "1992 Option Plan") was adopted by the Board of Directors of the Company on November 15, 1995 and approved by the shareholders of the Company on January 25, 1996.

         1. Section 6 shall be amended to provide that Two Hundred Fifty Thousand (250,000) shares of Common Stock shall be reserved and available for options under the 1992 Option Plan.

         2.      Section 10 shall be amended in its entirety to read as follows:

                                  "SECTION 10
                           NONQUALIFIED STOCK OPTIONS
                             FOR OUTSIDE DIRECTORS


         (a) Automatic Grants. No person shall have any discretion to select the nonemployee directors that shall be eligible for nonqualified stock options or to determine the number of shares of Common Stock to be subject to such options, the option price per share, the term and exercisability for such options or the date of grant. No action by the Board of Directors or the Committee shall be required for the grant of nonqualified stock options pursuant to this Section 10, it being the intention of the Company that such stock option grants will occur automatically.

         (b)     Annual Grants to Nonemployee Directors.

                          (1) At the annual shareholders' meeting occurring in 1996, each individual who served as a nonemployee director of the Company during the year preceding such annual meeting shall receive a nonqualified stock option for 4,000 shares. Any individual who served as a nonemployee director for less than a full year preceding the annual meeting shall receive a nonqualified stock option for the number of shares determined by multiplying 4,000 by a fraction, the numerator of which is the number of months during the preceding year that such individual served as a nonemployee director and the denominator of which is 12.

                          (2) Beginning with the annual shareholders' meeting occurring in 1996 and on the date of each annual shareholders' meeting thereafter, each nonemployee director who is elected or reelected to the Company's Board of Directors at such meeting or who will continue to serve as a director during the ensuing year by virtue of membership in a class of directors previously elected shall receive a nonqualified stock option for 4,000 shares. The option granted pursuant to this Section 10(b)(2) to a
                                  nonemployee director upon his reelection to the Board of Directors at the 1996 annual shareholders' meeting shall be in addition to any option which such nonemployee director receives for prior service under Section 10(b)(1) above.

         (c) Exercise Price. The exercise price per share for each nonqualified stock options granted pursuant to this Section 10 shall be equal to the average of the fair market values of the Company's Common Stock for the ten (10) trading days ending with the date of the annual meeting, unless the annual meeting date is not a trading day, in which case the ten-trading day period will end on the last trading day immediately preceding such annual meeting.

          (d) Term and Exercisability. Each nonqualified stock option granted pursuant Section 10(b)(1) shall expire five (5) years from the date of grant and shall be fully exercisable at all times. Each nonqualified stock option granted pursuant to
                 Section 10(b)(2) shall become exercisable on the date of the annual shareholders' meeting following the date of the meeting on which the option was granted if the Optionee has served as a director throughout such period, and shall expire seven (7) years from the date of grant. Each nonqualified stock option granted pursuant to this Section 10 shall be subject to such additional terms and conditions not inconsistent with this Plan as the Option Agreement issued to the Optionee by the Company may contain."

         3. Except as otherwise amended or modified herein, all other provisions of the Plan shall remain in full force and effect.


                                                 CIPRICO, INC.



DATE:  JANUARY 25, 1996                          BY:________________________
                                                    ITS:____________________



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